Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Consulting Agreement”) is executed as of May 15, 2023 by and between Pardes Biosciences, Inc., a Delaware corporation (“Company”), and Brian P. Kearney, PharmD, a resident of the state of *** (“Consultant”) to be effective as of the first day following the Separation Date (as defined in the Separation Agreement (as defined below)) (the “Effective Date”) but contingent upon, and assuming that the Separation Agreement has become effective and not revoked. This Consulting Agreement is being entered into by the parties pursuant to that certain Separation Agreement and General Release of Claims dated as of May 15, 2023 (the “Separation Agreement”) and is Exhibit E to such Separation Agreement. Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Separation Agreement.

WITNESSETH:

WHEREAS, Company desires to engage Consultant as of the Effective Date to provide certain transition services on an independent contractor basis as outlined below, and Consultant wishes to provide such services to Company; and

WHEREAS, Company and Consultant desire to establish and document the terms and conditions of such consulting relationship between them.

NOW, THEREFORE, in consideration of the mutual promises and obligations of the parties set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Appointment of Consultant; Services. As of the Effective Date, Company appoints Consultant and Consultant hereby accepts appointment as consultant to the Company. In this capacity, Consultant shall perform the services set forth on Exhibit 1 (the “Services”). Consultant and Company shall work together to delineate the scope of each project and the timeline and deliverables related thereto. Consultant is expected to work no more than 12 hours per month for the Company through July 31, 2023, and then no more than 6 hours per month thereafter, which the parties acknowledge is less than 20% of Consultant’s average weekly service level with the Company over the 36 months prior to the end of the Term.
2.
Term; Termination. Upon the Separation Agreement becoming effective, this Consulting Agreement will be effective as of the Effective Date, which date is May 16, 2023, and will continue in effect until December 31, 2023, unless earlier terminated (the “Term”). This Consulting Agreement may be terminated prior to the expiration of the Term at any time by either party, with or without Cause (as defined in the 2021 Stock Option and Incentive Plan), and without prejudice to any right or remedy a party may have due to any failure of the other party to perform their obligations under this Consulting Agreement, upon thirty days written notice to the other party. This Agreement shall automatically be deemed automatically terminated by the Company without Cause, with or without notice, upon the consummation of a Sale Event (as defined in the 2021 Stock Option and Incentive Plan). The Company may, in addition to any other rights it may have at law or in equity, terminate this Consulting Agreement immediately and without prior notice for Cause or if Consultant is in breach of any material provision of this Consulting Agreement or the Separation Agreement and fails to cure such breach (to the extent capable of being cured) within thirty days after receipt of written notice describing in detail Consultant’s breach. In the event of a dispute over what constitutes a breach hereunder or a termination for Cause, the parties shall agree to resolve the matter in accordance with Section 13.
3.
Duties of Consultant. Consultant agrees to faithfully, diligently, competently, and to the best of Consultant’s ability perform the Services; provided, that Consultant will at all times retain sole and absolute discretion and judgment in the manner and means of carrying out the Services. Consultant shall use best efforts to perform the Services in a manner satisfactory to the Company. Without limiting the foregoing, Consultant shall provide Services to Company in accordance with generally accepted professional standards as applied to similar projects performed under similar conditions prevailing in the industry at the time such Services are rendered to the Company. Consultant understands that the Company is retaining Consultant based upon his expertise and knowledge regarding the Company’s clinical development program and Consultant shall not subcontract any portion of Consultant’s duties or obligations under this Consulting Agreement without the prior written consent of the Company’s General Counsel.
4.
Services for Others. Subject to Consultant’s confidentiality obligations hereunder and under Consultant’s PIIA, Consultant will be free to be employed by or perform consulting services for other persons and entities during the Term.
5.
Compensation of Consultant. Compensation for Services is set forth on Exhibit 1. As provided in the Separation Agreement, Services under this Agreement shall constitute uninterrupted Service Relationship (as each such term is defined in Consultant’s applicable equity award). As provided in the Separation Agreement, Services under this Agreement shall constitute uninterrupted Service Relationship and Continuous Service Status (as each such term is defined in the applicable equity award) under Consultant’s existing equity awards. During the Term of this Agreement, such equity awards shall continue to vest until the cessation of the Service Relationship and Continuous Service Status and be subject to repurchase/forfeiture/expiration in each case in accordance with their terms and the applicable equity award listed on Exhibit B to the Separation Agreement.
6.
Expenses. Consultant shall be reimbursed for any reasonable expenses incurred while performing Services on behalf of Company, including travel (i.e., airfare, meals and lodging), provided such expenses are approved by Company’s Chief Financial Officer in advance in writing. All air travel on behalf of Company shall be coach class (except for international travel which may be business class in accordance with the Company’s travel policy) unless otherwise mutually agreed by the parties. As a condition to receipt of reimbursement, Consultant shall be required to submit to Company reasonable evidence that the amount involved was expended, related to Services provided under this Consulting Agreement and received prior written approval.
7.
Independent Contractor Status of Consultant.
a.
Consultant's legal status is an independent contractor of Company. Nothing in this Consulting Agreement makes Consultant the agent, partner, joint venturer, employee or legal representative of Company for any purpose whatsoever; nor shall Consultant hold himself out as such. Consultant will have no authority to bind Company in any manner or for any purpose.

b.
Consultant will not be an employee of Company for any purpose, including for purposes of the Fair Labor Standards Act's minimum wage and overtime provisions, nor any other provision of federal, state, or local law applicable to employees. Further, except for the health benefits provided in the Separation Agreement, and rights and entitlements provided to Consultant iunder the applicable equity awards set forth on Exhibit B to the Separation Agreement, Consultant understands and agrees that Consultant will not be entitled to any employee benefits that may be made available by the Company to its employees, including but not limited to vacation pay, sick leave, retirement benefits, social security, workers' compensation, health or disability benefits, and unemployment insurance benefits.

c.
Consultant acknowledges that Consultant has not relied on any statements or representations by the Company or its attorneys with respect to the tax treatment of any compensation due under this Consulting Agreement. Consultant understands that the Company will not be responsible for withholding or paying any federal or state income, social security or other taxes in connection with any compensation paid under this Consulting Agreement, and Consultant agrees that Consultant is solely responsible for any such tax payments.

8.
Representations. Consultant hereby represents and warrants to Company that (a) Consultant is free to enter into this Consulting Agreement with Company and to perform the Services described herein; (b) the execution of this Consulting Agreement and the performance of the Services by Consultant will not result in the breach of any express or implied, oral or written, contract or agreement, to which Consultant is bound (including, without limitation, any non-competition agreement with a current or prior employer); and (c) the execution of this Consulting Agreement and the performance of the Services will not at any time interfere with or violate any third party rights (including, without limitation, the use, disclosure, misappropriation, or infringement of any confidential information, proprietary rights or intellectual property belonging to any other person or entity).

9.
Intentionally Omitted.

10.
Ownership of Intellectual Property; Proprietary Information. Consultant agrees to the foregoing:
a.
Company shall own all right, title and interest (including all intellectual property rights of any sort throughout the world) relating to any and all inventions, works of authorship, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Consultant during the term of this Consulting Agreement that relate to the subject matter of or arise out of or in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant and all other creators or owners of the applicable Invention.
b.
Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) developed, learned or obtained by or on behalf of Consultant during the period that Consultant is to be providing the Services that relate to Company or the business or in connection with the Services or that are received by or for Company in confidence, constitute “Proprietary Information.” Consultant shall hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Upon termination or as otherwise reasonably requested by Company, Consultant will provide to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep Consultant’s personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.
c.
To the extent allowed by law, Section 10(a) and any license granted Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world, and without any further compensation, Company may and is hereby authorized to (and to allow others to) use Consultant’s name in connection with promotion of its business, products or services. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible and agrees not to assert any Moral Rights with respect thereto. Consultant will confirm any such ratifications and consents from time to time as reasonably requested by Company. If any other person, acting on Consultant’s behalf or at his direction, is in any way involved in any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company’s exclusive benefit.
d.
If any part of the Services or Inventions or information provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned by or licensed to Consultant (or any person involved in the Services) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).
11.
Remedies. Consultant acknowledges and agrees that the breach or threatened breach of Sections 10, 11 and/or 12 of this Consulting Agreement may result in immediate and irreparable injury to Company, which injury may not be subject to redress by monetary damages. Accordingly, Consultant agrees that Company is entitled to enforce this Consulting Agreement by seeking a temporary restraining order, preliminary and permanent injunction and/or any other appropriate equitable relief, and without the necessity of posting any bond. Nothing in this Section prohibits the Company from pursuing any other remedies available to it in law or equity, including but not limited to the recovery of monetary damages.

12.
Assignment. Due to the personal nature of the Services to be rendered hereunder, Consultant may not assign this Consulting Agreement. The Company may assign this Consulting Agreement without the consent of Consultant. Subject to the foregoing, this Consulting Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

13.
Governing Law; Venue. The validity, interpretation, construction and performance of this Consulting Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws. Any litigation arising out of or related to this Consulting Agreement will be brought exclusively in any state or federal court situated in California. Each party (i) consents to the personal jurisdiction of said courts, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts, and (iii) agrees not to bring any proceeding arising out of or relating to this Consulting Agreement in any other court or jurisdiction.

14.
Compliance with Laws.

a.
Absence of Debarment/Exclusion. Consultant has not been debarred, and to the best of Consultant’s knowledge, is not under consideration to be debarred, by the U.S. Food and Drug Administration or comparable foreign equivalent from working in or providing services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992 or comparable foreign law or regulation. Consultant will immediately notify Company if it becomes aware of any such action being taken or threatened to be taken against Consultant.

b.
Anti-Bribery and Corruption Covenant. Consultant shall not violate any applicable anti-bribery and anti-corruption laws or regulations, including the US Foreign Corrupt Practices Act, the UK Bribery Act 2010, the China anti-bribery and corruptions laws or other local laws applicable to your Services (collectively, the “Anti-Bribery Laws”). Consultant shall not make, directly or indirectly, in connection with this Consulting Agreement or any Services or in connection with any other business transaction related to Company, a payment or gift of, or an offer, promise or authorization to give money or anything of value to any (a) (i) director, officer, employee, agent or representative (including anyone elected, nominated, or appointed to be a director, officer, employee, agent or representative) of any Government Entity (as defined below), or anyone otherwise acting in an official capacity on behalf of a Government Entity; (ii) political party, political party official or political party employee; (iii) candidate for public or political office; (iv) any royal or ruling family member; or (v) agent or representative of any of those persons listed in subcategories (i) through (iv) (collectively, “Government Official”); (b) person or entity; or (c) other person or entity while knowing or having reason to believe that some portion or all of the payment or thing of value will be offered, given or promised, directly or indirectly, to a Government Official or another person or entity; for the purpose of: influencing any act or decision of such Government Official or such person or entity in his/her or its official capacity, including a decision to do or omit to do any act in violation of his/her or its lawful duties or proper performance of functions; or inducing such Government Official or such person or entity to use his/her or its influence or position with any Government Entity or other person or entity to influence any act or decision; in order to obtain or retain business for, direct business to, or secure an improper advantage for Company. “Government Entity” means (i) any national, state, regional or local government (including, in each case, any agency, department or subdivision of such government), and any government agency or department; (ii) any political party; (iii) any entity or business that is owned or controlled by any of those bodies listed in subcategory (i) or (ii); or (iv) any international organization, such as the United Nations or the World Bank. Consultant shall, when requested by Company from time to time, provide a certification in form and substance satisfactory to Company, signed by Consultant, certifying that Consultant is in compliance with this Section 16(b). A violation of this Section 14(b) shall constitute a material breach of this Consulting Agreement by Consultant.

c.
Insider Trading. Consultant acknowledges that the Company is an issuer with securities registered pursuant to U.S. Securities Act of 1933, as amended and that the disclosure of non-public information regarding the Company or any of its subsidiaries by Consultant or trading in the securities of the Company while in the possession of material nonpublic information is a material breach of the terms of this Consulting Agreement and may subject the Company and/or Consultant to liability.

15.
Miscellaneous.

a.
The provisions of Sections 2, 4 and 6-15 will survive the termination of this Consulting Agreement for any reason.

b.
Should any provision of this Consulting Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Consulting Agreement and the application thereof other than those provisions held invalid or unenforceable, shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

c.
No waiver by either party of any breach of this Consulting Agreement shall be construed as a waiver of any succeeding breach of this Consulting Agreement.

d.
This Consulting Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Any facsimile, PDF reproduction of original signatures or other electronic transmission of a signed counterpart shall be deemed to be an original counterpart and any signature appearing thereon shall be deemed to be an original signature.

e.
This Consulting Agreement, together with the PIIA (as defined in the Separation Agreement) and Separation Agreement and the documents referenced therein, represents the entire and integrated agreement between the parties and supersedes all prior negotiations, representations or agreements, either written or oral regarding the subject matter thereof.

f.
This Consulting Agreement may be amended only by a written instrument signed by both Company and Consultant.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement to be effective as of the Effective Date.

"COMPANY"	"CONSULTANT"

PARDES BIOSCIENCES, INC.

By:	/s/ Elizabeth H. Lacy	/s/ Brian P. Kearney
Name:	Elizabeth H. Lacy	Brian P. Kearney, PharmD
Title:	General Counsel

[Signature Page to Consulting Agreement]

Exhibit 1

1.
Description of Services. Consultant will perform scientific and strategic advisory services as requested by Company’s executive officers that relate to (i) the orderly transition and winding down of, and advice related to, the Company’s clinical development program, (ii) business development support, and (iii) review and advise on manuscripts related to pomotrelvir clinical development.

2.
Timeline – The timeline for the performance of the Services shall be as mutually agreed upon between the Company and Consultant.

3.
Hourly Rate for Services – Consultant shall be paid an hourly rate of $200.00 per hour that Services are performed. Consultant shall be entitled to bill for Services in increments of 15 minutes, in which case the hourly rate will be reduced on a pro rata basis. Section 6 of the Agreement applies to travel expenses. When Consultant is required to travel in connection with the performance of Services, Consultant shall not charge for travel time in excess of 6 hours in a 24-hour period (for domestic travel and travel within North America) and in excess of 10 hours in a 24-hour period (for other international travel). Travel time will be billed at $100.00 per hour (½ the hourly rate specified above), unless work is performed while in transit and the standard rate is approved by the Chief Financial Officer of the Company.

4.
Maximum Payment Amount –The maximum amount billed by Consultant for the Services shall not exceed $13,200. Consultant shall not bill Company for any Services in excess of such amount without obtaining the advance written approval (with email being sufficient) of Company’s Chief Financial Officer.

5.
Payment Schedule -- Project fees will be billed on a monthly basis for Services performed in the prior month. Invoices should be emailed to [***]

.

6.
Deliverables -- The deliverables related to the Services shall be specified by Company in writing or email and delivered to Consultant during the term of the Agreement.